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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-228360

PROSPECTUS

USA Compression Partners, LP

USA Compression Finance Corp.

Offer to Exchange
up to $725,000,000 of
6.875% Senior Notes due 2026
(CUSIP and ISIN Nos.: 91740P AA6 / US91740PAA66 (144A) and
U9033C AA0 / USU9033CAA00 (Reg S))
that have not been registered under the Securities Act of 1933 for
up to $725,000,000 of
6.875% Senior Notes due 2026
(CUSIP and ISIN Nos.: 91740P AC2 / US91740PAC23)
that have been registered under the Securities Act of 1933

This exchange offer will expire at 5:00 p.m., New York City time, on January 8, 2019, unless extended.

          We are offering to exchange up to $725,000,000 of our 6.875% Senior Notes due 2026 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $725,000,000 of our 6.875% Senior Notes due 2026 issued on March 23, 2018 (the "outstanding notes"). The outstanding notes together with the exchange notes are referred to as the "notes." We refer to the offer to exchange the exchange notes for the outstanding notes as the "exchange offer" in this prospectus.

Terms of the New 6.875% Senior Notes due 2026 Offered in the Exchange Offer:

  •
  The terms of the exchange notes to be offered in the exchange offer are substantially identical to the terms of the outstanding notes that were issued on March 23, 2018, except that the exchange notes have been registered under the Securities Act and will not contain transfer restrictions, restrictive legends, registration rights or additional interest provisions.

  •
  We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

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  The exchange notes will bear interest at an annual rate of 6.875%, payable semi-annually in arrears on April 1 and October 1 of each year.

Material Terms of the Exchange Offer:

  •
  We are offering to exchange up to $725.0 million of the outstanding notes for an equal principal amount of the exchange notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

  •
  THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 8, 2019, UNLESS EXTENDED.

  •
  Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the exchange notes.

  •
  You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is not subject to any minimum aggregate tender condition, but is subject to customary conditions. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $2,000.

  •
  The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

  •
  There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

  •
  We will not receive any proceeds from the exchange offer.

          You should carefully consider the risks set forth under "Risk Factors" beginning on page 9 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 6, 2018

        We have not authorized anyone to provide you with any information or to make representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are not making an offer to sell or soliciting an offer to buy any securities other than the securities described in this prospectus. We are not making an offer to sell or soliciting an offer to buy any of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.

        You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. You may also read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request, a copy of this information and any and all of the documents referred to herein, including the registration rights agreement and indenture, which are summarized in this prospectus, by request directed to:

USA Compression Partners, LP
100 Congress Avenue, Suite 450
Austin, Texas 78701
(512) 473-2662

        In order to ensure timely delivery, you must make such request no later than five business days before the expiration of the exchange offer.

i

 INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (our "2017 10-K");

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  our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 (our "2018 10-Qs"); and

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  our Current Reports on Form 8-K and Form 8-K/A, as filed on January 16, 2018; February 2, 2018; March 5, 2018; March 12, 2018; March 26, 2018; April 6, 2018 (both); April 9, 2018; June 11, 2018; June 14, 2018; November 2, 2018; and December 3, 2018 (excluding information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K or Form 8-K/A).

        We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the exchange offer. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

        All statements included or incorporated by reference in this prospectus or in any accompanying prospectus supplement, other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our plans, strategies, prospects and expectations concerning our business, results of operations and financial condition. You can identify many of these statements by looking for words such as "believe," "expect," "intend," "project," "anticipate," "estimate," "continue," "if," "project," "outlook," "will," "should," or similar words or the negatives thereof.

        Known material factors that could cause our actual results to differ from those in these forward-looking statements are described below and in "Risk Factors" in this prospectus or any prospectus supplement. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things:

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  changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically;

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  competitive conditions in our industry;

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  changes in the long-term supply of and demand for crude oil and natural gas;

ii

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  our ability to realize the anticipated benefits of acquisitions and to integrate the acquired assets with our existing fleet, including with respect to our acquisition of CDM Resource Management LLC and CDM Environmental & Technical Services LLC (the "CDM Acquisition");

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  actions taken by our customers, competitors and third-party operators;

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  the deterioration of the financial condition of our customers;

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  changes in the availability and cost of capital;

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  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  the effects of existing and future laws and governmental regulations;

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  the effects of future litigation; and

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  other factors discussed in this prospectus.

        If one or more of these risks or uncertainties materialize or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus or incorporated by reference herein, including those described in the "Risk Factors" section of our 2017 10-K and, to the extent applicable, our 2018 10-Qs, Current Reports on Form 8-K and Form 8-K/A and any prospectus supplement. The risk factors and other factors included in this prospectus, any prospectus supplement or incorporated by reference herein or therein could cause our actual results to differ materially from those contained in any forward-looking statement.

        All forward-looking statements included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date of this prospectus or, in the case of forward-looking statements contained in any document incorporated by reference, the date of such document, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in our expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

iii

PROSPECTUS SUMMARY

        This summary highlights certain information about us and the exchange offer. This summary does not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the risk factors beginning on page 9, and the other documents incorporated by reference before making your investment decision.

        Unless the context otherwise requires, references in this prospectus supplement to "USA Compression," "we," "our," "us," "the Partnership" or like terms refer to USA Compression Partners, LP, a Delaware limited partnership, and its wholly owned subsidiaries. References to our "general partner" refer to USA Compression GP, LLC, a Delaware limited liability company.

USA Compression Partners, LP

        We are a growth-oriented Delaware limited partnership and we believe that we are one of the largest independent providers of compression services in the United States in terms of total compression fleet horsepower. We have been providing compression services since 1998 and completed our initial public offering in January 2013. We provide compression services to our customers primarily in connection with infrastructure applications, including both allowing for the processing and transportation of natural gas through the domestic pipeline system and enhancing crude oil production through artificial lift processes. As such, our compression services play a critical role in the production, processing and transportation of both natural gas and crude oil.

        We provide compression services in a number of shale plays throughout the United States, including the Utica, Marcellus, Permian Basin, Delaware Basin, Eagle Ford, Mississippi Lime, Granite Wash, Woodford, Barnett, Haynesville, Niobrara and Fayetteville shales. The demand for our services is driven by the domestic production of natural gas and crude oil; as such, we have focused our activities in areas with attractive natural gas and crude oil production growth, which are generally found in these shale and unconventional resource plays.

About USA Compression Finance Corp.

        USA Compression Finance Corp. ("Finance Corp.") is a wholly-owned subsidiary of ours that was formed for the purpose of being the co-issuer of some of our indebtedness, including the notes. Finance Corp. has no material assets or liabilities other than as may be incidental to its activities as co-issuer of our indebtedness.

 The Exchange Offer

        The summary below describes the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections of this prospectus entitled "The Exchange Offer" and "Description of Notes" contain a more detailed description of the terms and conditions of the exchange offer and the notes.

The Exchange Offer	Up to $725 million aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of outstanding notes. The terms of the exchange notes and the outstanding notes are substantially identical, except that the provisions for transfer restrictions, restrictive legends, registration rights and rights to increased interest in addition to the stated interest rate on the outstanding notes ("Additional Interest") applicable to the outstanding notes will not apply to the exchange notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $2,000. We are undertaking the exchange offer in order to satisfy our obligations under the registration rights agreement relating to the outstanding notes. For a description of the procedures for tendering the outstanding notes, see "The Exchange Offer—Procedures for Tendering."

In order to exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer. Upon expiration of the exchange offer, your rights under the registration rights agreement pertaining to the outstanding notes will terminate, except under limited circumstances.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on January 8, 2019, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Terms of the Exchange Offer" and "The Exchange Offer—Expiration Date."

Conditions to the Exchange Offer

The exchange offer is conditioned upon the effectiveness of this registration statement and certain other customary conditions (see "The Exchange Offer—Conditions to the Exchange Offer"), which conditions we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

Procedures for Tendering

You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company's ("DTC") Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:

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complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver prior to the expiration time the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under "The Exchange Offer—The Exchange Agent"; or

•

arrange for DTC to transmit to the exchange agent certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent's account at DTC.

For more information on tendering the outstanding notes, please see "The Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Special Procedures for Beneficial Owners

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See "The Exchange Offer—Procedures for Tendering."

Withdrawal of Tenders

You may withdraw your tender of outstanding notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal of Tenders."

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly upon expiration of the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer" and "The Exchange Offer—Expiration Date."

Registration Rights Agreement

We are making the exchange offer pursuant to the registration rights agreement that we entered into on March 23, 2018 with the initial purchasers of the outstanding notes. As a result of making and consummating this exchange offer, we will have fulfilled our obligations under the registration rights agreement with respect to the registration of securities, subject to certain limited exceptions. If you do not tender your outstanding notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer.

Resales of Exchange Notes

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that:

• you are not an "affiliate" of ours;
• the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;
• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

•

if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See "The Exchange Offer—Purpose and Effect of the Exchange Offer."
Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the legend on the outstanding notes and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. After the completion of the exchange offer, we will no longer have an obligation to register the outstanding notes, except in limited circumstances as required by the registration rights agreement. Accordingly, the trading market for your untendered outstanding notes could be adversely affected.

Fees and Expenses	We will bear the expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes offered by this prospectus. See "Use of Proceeds."
Exchange Agent	The exchange agent for the exchange offer is Wells Fargo Bank, N.A. For additional information, see "The Exchange Offer—The Exchange Agent" and the accompanying letter of transmittal.
Certain U.S. Federal Income Tax Considerations Relating to the Exchange Offer

We believe that the exchange of the outstanding notes for the exchange notes will not be a taxable event to a holder for U.S. federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as to the tax consequences of the ownership and disposition of the exchange notes. Please refer to the section of this prospectus entitled "Certain U.S. Federal Income Tax Considerations."

 Summary of the Terms of the Exchange Notes

        The terms of the exchange notes are substantially identical to the outstanding notes, except that the provisions for transfer restrictions, restrictive legends, registration rights and Additional Interest applicable to the outstanding notes will not apply to the exchange notes. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the "Description of Notes" section in this prospectus.

Issuers	USA Compression Partners, LP
USA Compression Finance Corp.
Securities Offered	$725.0 million aggregate principal amount of 6.875% Senior Notes due 2026.
Maturity Date	April 1, 2026.
Interest Rate	6.875%
Interest	Interest will be paid on the exchange notes semi-annually in arrears on April 1 and October 1 of each year.

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date of the exchange offer. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date of the exchange offer on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Mandatory Redemption	We will not be required to make mandatory redemption or sinking fund payments with respect to the exchange notes.
Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time on or after April 1, 2021, at the redemption prices set forth in "Description of Notes—Optional Redemption," together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to April 1, 2021, we may redeem up to 35% of the principal amount of the notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price of 106.875% of the principal amount of the notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to April 1, 2021, we may also redeem some or all of the notes at a price equal to 100% of the principal amount of the notes, plus a "make-whole premium," together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

See "Description of Notes—Optional Redemption."
Ranking	Like the outstanding notes, the exchange notes are our senior unsecured obligations and will:
• rank senior in right of payment to all of our and the subsidiary guarantors' existing and future subordinated indebtedness;
• rank equally in right of payment with all of our and the subsidiary guarantors' existing and future senior indebtedness;

•

be effectively subordinated to any of our and the subsidiary guarantors' existing and future secured debt, including our Sixth Amended and Restated Credit Agreement (the "Credit Agreement"), to the extent of the value of the assets securing such debt; and

• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.
Subsidiary Guarantees

Like the outstanding notes, the exchange notes will be guaranteed on a senior unsecured basis by all of our existing and future restricted subsidiaries (other than Finance Corp.) that either (x) borrow under or guarantee the Credit Agreement or (y) guarantee certain other indebtedness of ours or other subsidiary guarantors. Under certain circumstances, subsidiary guarantors may be released from their note guarantees without consent of the holders of the notes. See "Description of Notes—Subsidiary Guarantees."

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• pay dividends or make other distributions or repurchase or redeem our equity interests;
• prepay, redeem or repurchase certain debt;
• issue certain preferred units or similar equity securities;
• make investments;
• sell assets;
• incur liens;
• enter into transactions with affiliates;

• alter the business we conduct;
• enter into agreements restricting our restricted subsidiaries' ability to pay dividends; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to a number of important exceptions and qualifications that are described under "Description of Notes."
Denomination	The exchange notes will be issued in denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000.
Transfer Restrictions; Absence of a Public Market for the Exchange Notes

The exchange notes will be freely transferable but will be new securities for which there will not initially be a public market. We do not intend to apply for a listing of the exchange notes on any securities exchange or any automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk Factors

Investment in the exchange notes involves certain risks. You should carefully consider the information under "Risk Factors" beginning on page 9 of this prospectus and all other information included and incorporated by reference in this prospectus before investing in the exchange notes.

RISK FACTORS

        An investment in the exchange notes is subject to a number of risks. You should carefully consider the risks and uncertainties described below and in the documents incorporated by reference into this prospectus and any prospectus supplement, including our 2017 10-K and subsequent 2018 10-Qs, before deciding to participate in the exchange offer. The risks and uncertainties described below and in the documents incorporated herein are not the only risks or uncertainties facing us or which may adversely affect our business. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks or uncertainties actually were to occur, our business, financial condition or results of operations could be affected materially and/or adversely. We cannot assure you that any of the events discussed in the risk factors below will not occur. If any of these risks were to occur, the value of our securities could decline and you could lose some or all of your investment.

Risks Related to the Exchange Offer and the Notes

If you do not properly tender the outstanding notes, you will continue to hold unregistered notes and your ability to transfer the outstanding notes will remain restricted and may be adversely affected.

        We will only issue exchange notes in exchange for the outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender the outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding notes.

        If you do not exchange the outstanding notes for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act unless the registration rights agreement requires us to do so. Further, if you continue to hold any of the outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        The outstanding notes have not been registered under the Securities Act, and may not be resold by purchasers thereof unless the outstanding notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the outstanding notes for exchange notes, an active trading market for the outstanding notes or the exchange notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the outstanding notes, the initial purchasers advised us that they intended to make a market in the outstanding notes and, if issued, the exchange notes. The initial purchasers are not obligated, however, to make a market in the outstanding notes or the exchange notes and any market-making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of any trading market for the outstanding notes or the exchange notes.

        The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of indebtedness. As of September 30, 2018 we had outstanding borrowings under the Credit Agreement of $1.0 billion, $578.2 million of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $309.7 million. Because the borrowing capacity under the Credit Agreement is based on a borrowing base comprised of eligible accounts receivable, inventory and compression units that fluctuate, such amounts may not reflect actual and future borrowing capacity.

        Subject to the limits contained in the Credit Agreement, the indenture governing the notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general partnership requirements on favorable terms or at all;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions, future business opportunities and other general partnership purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the Credit Agreement, are at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

  •
  placing us at a disadvantage compared to other, less leveraged competitors; and

  •
  increasing our cost of borrowing.

        In addition, the indenture governing the notes and the Credit Agreement contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Agreement and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Description of Notes."

        In addition, we conduct our operations through our subsidiaries, certain of which in the future may not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flows by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes and the Credit Agreement limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Agreement could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indenture governing the notes and the Credit Agreement contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of September 30, 2018, there was available borrowing capacity under the Credit Agreement of $309.7 million. Because the borrowing capacity under the Credit Agreement is based on a borrowing base comprised of eligible accounts receivable, inventory and compression units that fluctuate, such amounts may not reflect actual and future borrowing capacity. All additional borrowings under the Credit Agreement would be secured indebtedness. If we add new debt to our current debt levels, the related risks that we and the subsidiary guarantors now face could intensify. See "Description of Notes."

The terms of the Credit Agreement and the indenture governing the notes restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

        The indenture governing the notes and the Credit Agreement contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

  •
  incur additional indebtedness;

  •
  pay dividends or make other distributions or repurchase or redeem equity interests;

  •
  prepay, redeem or repurchase certain debt;

  •
  issue certain preferred units or similar equity securities;

  •
  make investments;

  •
  sell assets;

  •
  incur liens;

  •
  enter into transactions with affiliates;

  •
  alter the businesses we conduct;

  •
  enter into agreements restricting our restricted subsidiaries' ability to pay dividends; and

  •
  consolidate, merge or sell all or substantially all of our assets.

        In addition, the Credit Agreement contains certain operating and financial covenants and requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to comply with those covenants and meet those financial ratios and tests can be affected by events beyond our control, and we may be unable to meet them. You should read the discussions under the headings "Description of Notes—Certain Covenants" for further information about these covenants.

        A breach of the covenants or restrictions under the indenture governing the notes or under the Credit Agreement could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Agreement would permit the lenders under the Credit Agreement to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under the Credit Agreement, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of our financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under the Credit Agreement are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes are effectively subordinated to our and our subsidiary guarantors' indebtedness under the Credit Agreement and any other secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

        The notes are not secured by any of our or our subsidiary guarantors' assets. As a result, the notes and the note guarantees are effectively subordinated to our and our subsidiary guarantors' indebtedness under the Credit Agreement with respect to the assets that secure that indebtedness. As of September 30, 2018 we had no letters of credit outstanding under the Credit Agreement and total unused availability of $578.2 million. Because our borrowing capacity under the Credit Agreement is based on a borrowing base comprised of eligible accounts receivable, inventory and compression units that fluctuate, such amounts may not reflect actual and future borrowing capacity. In addition, we may incur additional secured debt in the future subject to restrictions in agreements governing our indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the Credit Agreement and other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

        The notes are guaranteed by each of our existing subsidiaries (other than Finance Corp.) and subsequently acquired or organized restricted subsidiaries that either (x) borrow under, or guarantee, the Credit Agreement or (y) guarantee certain of our other indebtedness or indebtedness of another subsidiary guarantor. Except for such subsidiary guarantors of the notes, our future non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and note guarantees are structurally subordinated to all indebtedness and other obligations of any future non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

        In addition, the indenture governing the notes permits these subsidiaries to incur additional indebtedness, subject to certain limitations, and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        In addition, our subsidiaries that provide, or will provide, note guarantees will be automatically released from those note guarantees upon the occurrence of certain events, including the following:

  •
  the designation of that subsidiary guarantor as an unrestricted subsidiary;

  •
  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

  •
  the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

        If any note guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See "Description of Notes—Subsidiary Guarantees."

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the Credit Agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the Credit Agreement and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under the Credit Agreement would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture governing the notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the Credit Agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        In addition, certain important partnership events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a "change of control" that would require us to repurchase the notes, even though those partnership events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

        The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        One of the circumstances under which a change of control may occur is upon the sale or disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon the particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by both S&P and Moody's and no default or event of default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by both S&P and Moody's (or, if either of such entity (but not both) ceases to rate the notes for reasons outside of the control of the Partnership, from any two of S&P, Moody's and any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Partnership as a replacement agency) and no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay distributions, incur debt and enter into certain other transactions. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of Notes—Certain Covenants—Covenant Suspension."

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the note guarantees, and if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the note guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the note guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the subsidiary guarantors, as applicable, (a) issued the notes or incurred the note guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the note guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  we or any of the subsidiary guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the note guarantees;

  •
  the issuance of the notes or the incurrence of the note guarantees left us or any of the subsidiary guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

  •
  we or any of the subsidiary guarantors intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor's ability to pay as they mature; or

  •
  we or any of the subsidiary guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its note guarantee to the extent the subsidiary guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the note guarantees would be subordinated to our or any of our subsidiary guarantors' other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes or the incurrence of a note guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that note guarantee, could subordinate the notes or that note guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the notes to repay any amounts received with respect to that note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

        In the table below, we have presented selected historical financial data of CDM Resource Management LLC and CDM Environmental & Technical Services LLC (collectively, "CDM") for the periods and as of the dates presented. The selected historical financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 has been derived from the audited combined financial statements of CDM, filed as Exhibit 99.1 to the Partnership's Current Report on Form 8-K on November 2, 2018. The selected historical financial data as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2014 and 2013 has been derived from the unaudited combined financial statements of CDM not included in this prospectus. The following information should be read together with the audited combined financial statements of CDM. As a result of the CDM Acquisition, CDM has been deemed to be the accounting acquirer of the Partnership in accordance with applicable business combination accounting guidance. As a result, the selected historical financial data presented below may not be comparable to the Partnership's results of operations for periods after the closing of the CDM Acquisition.

The selected historical data presented below is not indicative of the results to be expected for any future period.

	Year ended December 31,			Year ended December 31,
(in thousands, except per share data)	2017	2016	2015	2014	2013
				(unaudited)
Statement of operations data:
Revenues:
Contract compression and treating revenues	$248,890	$238,687	$281,589	$243,371	$193,067
Installation services revenues	10,541	8,377	27,686	56,108	14,541
Related party revenues	17,240	16,873	15,200	20,688	45,259

Total revenues	276,671	263,937	324,475	320,167	252,867
Operating costs and expenses:
Costs of revenues for compression and treating services	23,605	21,842	25,530	17,426	13,965
Cost of revenues for installation services	7,477	5,426	23,828	49,190	35,179
Operation and maintenance	94,122	85,630	89,943	87,832	73,876
Goodwill impairment	223,000	—	—	—	—
General and administrative	24,944	22,739	33,961	23,339	22,763
(Gain) loss on asset sales, net	(367)	120	(603)	986	850
Depreciation and amortization	166,558	155,134	148,930	134,477	97,297

Total operating costs and expenses	539,339	290,891	321,589	313,250	243,930
Operating (loss) income	(262,668)	(26,954)	2,886	6,917	8,937
Other expense, net	(223)	(153)	(140)	(114)	27

(Loss) income before income tax expense (benefit)	(262,891)	(27,107)	2,746	6,803	8,964
Income tax expense (benefit)	1,843	(163)	(1,445)	1,678	1,639

Net (loss) income	$(264,734)	$(26,944)	$4,191	$5,125	$7,325

Statement of cash flows data:
Cash flows provided by (used in):
Operating activities	$135,956	$130,063	$164,324	$141,292	$97,228
Investing activities	$(142,458)	$(36,767)	$(249,805)	$(346,869)	$(276,283)
Financing activities	$(3,666)	$(90,367)	$96,733	$205,577	$179,055

	Year ended December 31,		Year ended December 31,
	2017	2016	2015	2014	2013
			(unaudited)
Balance sheet data (at period end):
Total assets	$1,718,953	$1,960,416	$2,102,933	$2,037,977	$1,896,115
Total debt	$—	$—	$—	$—	$—

 THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        At the closing of the offering of the outstanding notes, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the outstanding notes, at our cost, to do the following:

  •
  file an exchange offer registration statement with the SEC with respect to the exchange offer for the exchange notes; and

  •
  use our reasonable best efforts to have the exchange offer consummated no later than March 23, 2019.

        Once the SEC has declared the exchange offer registration statement effective, we have agreed to offer the exchange notes (and the related note guarantees) in exchange for surrender of the outstanding notes. We agreed to use our reasonable best efforts to complete the exchange offer not later than 60 days after the exchange offer registration statement is declared effective, and to keep the exchange offer open for a period of not less than 20 business days.

        For each outstanding note surrendered to us pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the surrendered outstanding note. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds outstanding notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than outstanding notes acquired directly from us or one of our affiliates) to exchange such outstanding notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of exchange notes received by such broker-dealer in the exchange offer. We agreed to use our reasonable best efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The preceding agreement is needed because any broker-dealer who acquires outstanding notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the exchange notes pursuant to the exchange offer and the resale of exchange notes received in the exchange offer by any broker-dealer who held outstanding notes acquired for its own account as a result of market-making activities or other trading activities, other than outstanding notes acquired directly from us or one of our affiliates.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer will in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of outstanding notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the related exchange notes:

  •
  will not be able to rely on the interpretation of the staff of the SEC;

  •
  will not be able to tender its outstanding notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each holder of the outstanding notes (other than certain specified holders) who desires to exchange outstanding notes for the exchange notes in the exchange offer will be required to make the representations described below under "—When We Will Issue Exchange Notes—Your Representations to Us."

        We further agreed to file with the SEC a shelf registration statement to register for public resale outstanding notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

  •
  the exchange offer is not permitted by applicable law or SEC policy;

  •
  the exchange offer is for any reason not consummated by March 23, 2019; or

  •
  an initial purchaser of outstanding notes provides us with a written request representing that it holds outstanding notes that are or were ineligible to participate in the exchange offer.

        We have agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) and to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until such time as all notes covered by the shelf registration statement have been sold or are freely tradable. We refer to this period as the "shelf effectiveness period."

        The registration rights agreement provides that, in the event (i) the exchange offer is not completed on or prior to March 23, 2019, (ii) the shelf registration statement, if required, is not declared effective on or prior to March 23, 2019, (iii) a shelf registration statement properly requested by a holder is not declared effective by the earlier of (a) March 23, 2019 or (b) 90 days after delivery of such request, (iv) the shelf registration statement, if required, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable at any time during the shelf effectiveness period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period or (v) the shelf registration statement, if required, has become effective and thereafter, on more than two occasions in any 12-month period during the shelf effectiveness period, the shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable (each such event referred to in clauses (i) through (v) above a "Registration Default"), the interest rate on the outstanding notes will be increased by 0.25% per annum per 90-day period, up to a maximum of 1.00% per annum, until no Registration Default is in effect.

        Holders of the outstanding notes will be required to make certain representations to us (as described in the registration rights agreement and below under "—When We Will Issue Exchange Notes—Your Representations to Us") in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all outstanding notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any outstanding notes.

        This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement that includes this prospectus.

        Except as set forth above, after consummation of the exchange offer, holders of outstanding notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. See "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue exchange notes in a principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $725 million in aggregate principal amount of the outstanding notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will continue to be subject to all the terms and conditions specified in the indenture, including transfer restrictions, but will not retain any rights under the registration rights agreement (including with respect to increases in annual interest rate) after the consummation of the exchange offer except in certain limited circumstances.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

        If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on January 8, 2019, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving notice of such extension to their registered holders by press release or other public announcement at any time until 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will notify the registered holders of outstanding notes of the extension by press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, to:

  •
  delay accepting for exchange any outstanding notes;

  •
  extend the exchange offer; or

  •
  terminate the exchange offer;

by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by notice thereof to the registered holders of outstanding notes by press release or other public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give notice of any extension, amendment, non-acceptance or termination to the registered holders of the outstanding notes as promptly as practicable by press release or other public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your outstanding notes, please contact the exchange agent, whose address is as follows: Wells Fargo Bank, N.A., MAC N9300-070, 600 South Fourth Street, Minneapolis, Minnesota 55402. Eligible institutions may make requests by facsimile at 1-877-407-4679, Attn: Corporate Trust Operations and may confirm facsimile delivery by calling 1-800-344-5128.

        All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the outstanding notes.

Determinations Under the Exchange Offer

        We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date or termination of the exchange offer.

When We Will Issue Exchange Notes

        In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of your business, whether or not you are the holder;

  •
  neither you nor, to your knowledge, any other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such exchange notes and you are not engaged in and do not intend to engage in the distribution (within the meaning of the Securities Act) of such exchange notes;

  •
  you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

  •
  if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such exchange notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective, you must comply with DTC's ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by electronic mail; however, we may make additional solicitation by facsimile, telephone, mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  all registration and filing fees and expenses;

  •
  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

  •
  accounting and legal fees, disbursements and printing, messenger and delivery services and telephone costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

The Exchange Agent

        We have appointed Wells Fargo Bank, National Association, as exchange agent for the exchange offer. You should direct questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

Wells Fargo Bank, N.A., Exchange Agent
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street
Minneapolis, Minnesota 55402

or by facsimile at 1-877-407-4679
to confirm by telephone or for information at 1-800-344-5128

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement executed in connection with the sale of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive outstanding notes in like original principal amount at maturity. All outstanding notes received in the exchange offer will be cancelled. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the terms "Company," "us," "our," or "we" refers only to USA Compression Partners, LP and not to any of its subsidiaries, the term "Finance Corp." refers to USA Compression Finance Corp. and the term "Issuers" refers to the Company and Finance Corp. The term "notes" refers to both the outstanding notes issued on March 23, 2018 and the exchange notes, unless the context otherwise requires.

        The exchange notes will be issued, and the outstanding notes were issued, under the indenture (the "indenture") dated as of March 23, 2018, among the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the "trustee"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth above under "Where You Can Find More Information." Certain defined terms used in this "Description of Notes" but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        If the exchange offer contemplated by this prospectus is consummated, holders of outstanding notes who do not exchange those notes for exchange notes in the exchange offer will vote together with holders of exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the indenture. In determining whether holders of the requisite percentage in principal amount of notes have given any notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of such outstanding notes and the exchange notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the exchange notes then outstanding.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

Brief Description of the Notes

        The Notes.    Like the outstanding notes, the exchange notes will be:

  •
  general unsecured obligations of the Issuers;

  •
  equal in right of payment with all existing and future Senior Debt, including the Credit Agreement, of either of the Issuers;

  •
  effectively subordinated to all secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness, including Indebtedness under the Credit Agreement;

  •
  structurally subordinated to all existing and future claims of creditors (including trade creditors) of any non-Guarantor Subsidiaries, including any Unrestricted Subsidiaries;

  •
  senior in right of payment to any future subordinated Indebtedness of the Issuers; and

  •
  unconditionally guaranteed by the Guarantors on a senior unsecured basis.

        The Subsidiary Guarantees.    Like the outstanding notes, the exchange notes will be guaranteed by all of the Company's existing Subsidiaries (other than Finance Corp.). Under the circumstances described below under the subheading "—Certain Covenants—Additional Subsidiary Guarantees," certain of our future Restricted Subsidiaries may also guarantee the notes.

        Each guarantee of the notes will be:

  •
  a general unsecured obligation of such Guarantor;

  •
  equal in right of payment with all existing and future Senior Debt of such Guarantor, including the Credit Agreement;

  •
  effectively subordinated to all secured Indebtedness of such Guarantor to the extent of the value of the collateral securing such Indebtedness, including guarantees of Indebtedness under the Credit Agreement; and

  •
  senior in right of payment to any future subordinated Indebtedness of such Guarantor.

        As of September 30, 2018, we had:

  •
  total Senior Debt outstanding of approximately $1.73 billion, consisting of the outstanding notes and approximately $1.0 billion of secured Senior Debt outstanding under the Credit Agreement; and

  •
  no debt contractually subordinated to the notes or the guarantees, as applicable.

        The indenture permits the Issuers and the Guarantors to incur additional indebtedness, including additional senior unsecured indebtedness.

        In the event of a bankruptcy, liquidation or reorganization of any of our non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they are able to distribute any of their assets to us.

        Each of our Subsidiaries is a "Restricted Subsidiary" under the indenture. However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are generally not subject to the restrictive covenants in the indenture and will not guarantee the notes.

Finance Corp.

        Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of the Company that was formed for the purpose of facilitating the Company's offerings of senior notes by acting as co-issuer. Finance Corp. is nominally capitalized and has no operations or revenues.

Principal, Maturity and Interest

        The notes mature on April 1, 2026. The Issuers may issue additional notes having substantially identical terms and conditions to the notes (the "additional notes") from time to time. Any issuance of additional notes is subject to all of the covenants of the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities." The notes and any additional notes subsequently issued under the indenture will be treated as a single class under the indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        Interest on the notes accrues at the rate of 6.875% per annum, and is payable semi-annually in arrears on April 1 and October 1. The Issuers will make each interest payment to the Holders of record on March 15 and September 15 immediately preceding each interest payment date.

        Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any payment date with respect to the notes falls on a day that is not a Business Day, the payment to be made on such payment date will be made, without penalty, on the next succeeding Business Day with the same force and effect as if made on such payment date and no interest shall accrue during the intervening period.

Additional Interest

        Additional Interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the indenture, in any context, to any interest payable on or with respect to the notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Methods of Receiving Payments on the Notes

        All payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Principal of, premium, if any, and interest on notes in certificated form will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders, except that if a Holder of at least $5.0 million principal amount of notes has given wire transfer instructions to the Issuers to an account in the continental United States, the Issuers will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

        The trustee is acting as the paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        All of our existing Subsidiaries, excluding Finance Corp., will guarantee the exchange notes on a senior unsecured basis. In the future, other Restricted Subsidiaries of the Company may be required to guarantee the notes under the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees." These Subsidiary Guarantees will be the full and unconditional, and joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary

Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (2)
  either:

            (a)   the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee; or

            (b)   such transaction does not violate the covenant described below under "—Repurchase at the Option of Holders—Asset Sales";

        The Subsidiary Guarantee of a Guarantor will be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the covenant described below under "—Repurchase at the Option of Holders—Asset Sales";

          (2)   in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if as a result of such sale or disposition the Guarantor ceases to be a Restricted Subsidiary of the Company and the sale or other disposition does not violate the covenant described below under "—Repurchase at the Option of Holders—Asset Sales";

          (3)   if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

          (4)   upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the indenture as described below under the caption "—Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge";

          (5)   upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; or

          (6)   at such time as such Guarantor ceases to (x) borrow, or guarantee any Indebtedness of either of the Issuers or any Guarantors, under the Credit Agreement and (y) guarantee any Indebtedness of either of the Issuers or any Guarantors under any other Credit Facility in excess of the De Minimis Amount (provided, that, if at any time following such release, such Guarantor (x) borrows or guarantees any Indebtedness of either of the Issuers or any Guarantors under the Credit Agreement or (y) guarantees any Indebtedness of either of the Issuers or any Guarantors under any other Credit Facility in excess of the De Minimis Amount, then such Guarantor will be required to provide a Subsidiary Guarantee as provided under "—Certain Covenants—Additional Subsidiary Guarantees").

Optional Redemption

        At any time prior to April 1, 2021, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) issued under the indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings by the Company, provided that:

  (1)
  at least 65% of the aggregate principal amount of the notes issued under the indenture on the Issue Date remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        On and after April 1, 2021, the Issuers may redeem all or a part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 1 of the years indicated below:

Year	Percentages
2021	105.156%
2022	103.438%
2023	101.719%
2024 and thereafter	100.000%

        Prior to April 1, 2021, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of:

  (1)
  the principal amount thereof, plus

  (2)
  the Make-Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection unless otherwise required by law).

        No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be sent at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be subject to one or more conditions specified in the notice of redemption, including completion of the related Equity Offering or the occurrence of the Change of Control, as applicable. If a redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company's discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Issuers by the date of redemption, or by the date of redemption as so delayed. The Issuers will provide the trustee with notice of the satisfaction or waiver of such conditions, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the trustee, and the trustee will send a copy of such notice to the trustee to the Holders in the same manner that the related notice of redemption was given to such Holders.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any conditions specified with respect to such redemption. Unless the Issuers default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

        A notice of redemption with respect to any redemption pursuant to the last paragraph under the caption "—Optional Redemption" need not set forth the Make-Whole Premium but only the manner of calculation thereof in reasonable detail. The Issuers will notify the trustee of the Make-Whole Premium with respect to any such redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

Mandatory Redemption

        Neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described below under "—Repurchase at the Option of Holders." The Issuers may, at any time and from time to time, purchase notes in the open market or otherwise, in accordance with applicable securities laws.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under "—Optional Redemption," each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a cash payment (a "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of settlement (the "Change of Control Settlement Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under "—Optional Redemption," the Company will send a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Company will:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        On the Change of Control Settlement Date, the paying agent will promptly pay to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

        The Company's ability to repurchase notes pursuant to a Change of Control Offer may be restricted by the terms of any Credit Facility and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the Company's financial resources. The exercise by the Holders of notes of their right to require the Company to repurchase the notes upon a Change of Control Offer could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company or otherwise. The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding, and to terminate any unused commitments, thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (ii) irrevocable notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with a transaction that would constitute a Change of Control, the Company or a third party has made an offer to purchase all outstanding notes properly tendered at a price higher than the Change of Control Payment and has purchased all notes properly tendered in such offer (an "Alternate Offer").

        A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in effect for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

        In the event that upon consummation of a Change of Control Offer or Alternate Offer, less than 10% of the aggregate principal amount of all notes (including any additional notes) are held by Holders other than the Issuers or Affiliates thereof, the Issuers will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Offer Payment or Alternate Offer price, as applicable, plus accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date).

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes outstanding.

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value, determined as of the date of the agreement with respect thereto, of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from, or indemnifies the Company or such Restricted Subsidiary against, further liability;

    (b)
    any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

    (c)
    any stock or assets of the kind referred to in clauses (2), (3) or (5) of the following paragraph; and

    (d)
    any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (d) that at the time has not been converted to cash, not to exceed the greater of (x) $75.0 million and (y) 3.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

  (1)
  to repay, repurchase or redeem Senior Debt (and in the case of repaying Senior Debt under any revolving credit agreement, including the Credit Agreement, to permanently reduce commitments thereunder by a corresponding amount);

  (2)
  to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

  (3)
  to acquire Voting Stock of a Person primarily engaged in a Permitted Business, if such Person is, or after giving effect to any such acquisition, such Person becomes, a Restricted Subsidiary;

  (4)
  to make capital expenditures in respect of a Permitted Business; or

  (5)
  to acquire other long-term assets that are used or useful in a Permitted Business.

        The acquisition of stock or assets, or making of a capital expenditure, pursuant to clauses (2), (3), (4) or (5) of the preceding paragraph shall be deemed to be satisfied if an agreement committing to make the acquisitions or expenditures referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such agreement within six months following the date such agreement is entered into.

        Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." On the 366th day after the Asset Sale (or, at the Company's option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders of notes (with a copy to the trustee), and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis (based on principal amounts of notes and pari passu Indebtedness (or, in the case of pari passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered) (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection unless otherwise required by law). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sales" provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sales" provisions of the indenture by virtue of such conflict.

        The provisions under the indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding notes.

Certain Covenants

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by any Person (other than a Restricted Subsidiary) other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Company;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof (other than a purchase, redemption or other acquisition or retirement for value of any such subordinated Indebtedness that is so purchased, redeemed or otherwise acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within twelve months of the date of such purchase, redemption or other acquisition or retirement for value); or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

        unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

          (I)   if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the "Trailing Four Quarters") is not less than 1.75 to 1.0, such Restricted Payment, together with (without duplication of amounts included in (e) below) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

    (a)
    Available Cash from Operating Surplus with respect to the Company's immediately preceding fiscal quarter, plus

    (b)
    100% of the aggregate net cash proceeds received by the Company, or the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock), after the date of the completion of the Compression Acquisition as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company); provided, that, for the avoidance of doubt, the cash proceeds received by the Company from the issuance or sale of the Company's Common Units, warrants to purchase Common Units, Class B Units and Preferred Units, in each case, on the date of the completion of the Compression Acquisition or otherwise in connection with the Transactions, shall be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds for the purposes of this clause (I) and clause (II) below, plus

    (c)
    to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

    (d)
    the net reduction in Restricted Investments that were made after the Issue Date resulting from dividends, repayments of loans or advances or other transfers of assets, in each case, to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries,

    to the extent such amounts in clauses (b), (c) and (d) above have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (clauses (b), (c) and (d) being referred to as "Incremental Funds"), minus

    (e)
    the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) above and clause (II) below; or

          (II)  if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with (without duplication of amounts included in (a) or

  (b) below) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

    (a)
    $175.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (II)(a) since the Issue Date, plus

    (b)
    Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above.

        So long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (1), (2), (3), (4), (7), (8) and (10) below under which the Restricted Payment is permitted), the preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or redemption within 60 days after the date of its declaration or notice, if at the date of declaration or notice, the payment would have complied with the provisions of the indenture;

  (2)
  the purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the notes or such Guarantor's Subsidiary Guarantee thereof or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company in respect of or (b) sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale or issuance being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale or issuance; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds and will not be considered to be net cash proceeds from an Equity Offering for purposes of the "Optional Redemption" provisions of the indenture;

  (3)
  the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinate in right of payment to the notes or such Guarantor's Subsidiary Guarantee thereof or Disqualified Stock of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (5)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement, in each case, held by employees, officers or directors of the Company or any Affiliate thereof; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years and added to such amount), plus (A) the cash proceeds received during such calendar year by the Company or any of its Restricted Subsidiaries from the sale of the Equity Interests of the Company (other than Disqualified Stock) to any such directors or employees (provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement for value will not increase the amount of Available Cash from Operating Surplus or Incremental Funds), plus (B) the cash proceeds of key man life insurance policies received during such calendar year by the Company and its Restricted Subsidiaries;

  (6)
  the purchase, redemption or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the notes or a Subsidiary Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest thereon, in connection with any offer to purchase similar to a Change of Control Offer or Asset Sale Offer required by the terms of such Indebtedness, but only if:

  (a)
  in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under the caption "—Repurchase at the Option of Holders—Change of Control"; or

  (b)
  in the case of an Asset Sale, the Company has first complied with and fully satisfied its obligations in accordance with the covenant under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (7)
  cash payments in lieu of issuing fractional shares of Equity Interests of the Company in connection with a merger or consolidation involving the Company or Restricted Subsidiary or any other transaction, in each case, permitted by the indenture;

  (8)
  the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise or conversion price thereof;

  (9)
  the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any preferred securities of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities" to the extent such dividends or distributions are included in the definition of Fixed Charges; or

  (10)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution made within 60 days after the date of declaration shall be determined as of such date of declaration. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under

$50.0 million, by an officer of the General Partner and, in the case of amounts over $50.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this covenant, (x) in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (10) of the immediately preceding paragraph, the Company shall be permitted, in its sole discretion, to classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant; and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of the second preceding paragraph, the Company will be permitted to classify whether all or any portion thereof is being made with Incremental Funds.

Incurrence of Indebtedness and Issuance of Preferred Securities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; and the Company will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Issuers and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred securities, if, for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit incurrence or issuance of any of the following items of Indebtedness or Disqualified Stock or preferred securities (collectively, "Permitted Debt") described below:

  (1)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1.6 billion and (b) the sum of $820.0 million and 30.0% of the Company's Consolidated Net Tangible Assets as of the date of incurrence;

  (2)
  the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees issued on the Issue Date and the exchange notes and related guarantees to be issued in exchange for the notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any additional notes);

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $40.0 million and (b) 2.0% of the Company's Consolidated Net Tangible Assets as of the date of incurrence;

  (5)
  the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company or any Restricted Subsidiary that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (11) of this paragraph or this clause (5);

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence (as of the date of such issuance or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

  (8)
  the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant; provided that in the event such Indebtedness being guaranteed is subordinated in right of payment to the notes or the Subsidiary Guarantees, then the guarantee shall be subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be;

  (9)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance, bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (10)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Disqualified Stock or preferred securities; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such Disqualified Stock or preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred securities by such Restricted Subsidiary that was not permitted by this clause (10);

  (11)
  the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation satisfying either one of the financial tests set forth in clause (4) under the caption "—Merger, Consolidation or Sale of Assets";

  (12)
  the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

  (13)
  the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred securities of any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are concurrently (a) used to redeem all of the outstanding notes or (b) deposited to effect Covenant Defeasance or Legal Defeasance or satisfy and discharge the indenture as described below under the caption "—Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge";

  (14)
  the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries; and

  (15)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Stock; provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness incurred and Disqualified Stock issued under this clause (15) and then outstanding does not exceed the greater of (a) $75.0 million and (b) 4.0% of the Company's Consolidated Net Tangible Assets as of the date of incurrence or issuance.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Securities" covenant, in the event that an item of Indebtedness or Disqualified Stock or preferred securities (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or preferred securities in any manner (including by dividing and classifying such item of Indebtedness or Disqualified Stock or preferred securities in more than one type of Indebtedness or Disqualified Stock or preferred securities permitted under such covenant) that complies with this covenant; provided that any Indebtedness under the Credit Facilities on the Issue Date and on the date of the completion of the Compression Acquisition shall be considered incurred under clause (1) of the definition of "Permitted Debt" and may not later be reclassified. The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar-denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of the incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness.

        The accrual of interest, the accretion or amortization of original issue discount, the accretion of principal with respect to a non-interest bearing or other discount security, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of the same class of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this covenant. For purposes of this covenant, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or preferred securities arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified

Stock or preferred securities and (ii) unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815) will, in case of (i) or (ii), not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or preferred securities. Further, the accounting reclassification of any obligation or Disqualified Stock or preferred securities of the Company or any of its Restricted Subsidiaries as Indebtedness or Disqualified Stock or preferred securities will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or preferred securities for purposes of this covenant, provided that, for the avoidance of doubt, if the Company permits any amendment, waiver or other action with respect to the Preferred Units such that the Preferred Units would constitute "Indebtedness" or "Disqualified Stock" under the indenture, then such amendment, waiver or other action with respect to the Preferred Units will be deemed an incurrence of Indebtedness or issuance of Disqualified Stock, as applicable, for purposes of this covenant.

        For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of "Permitted Debt" and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

Liens

        The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis (to at least the same extent as the notes or such Subsidiary Guarantee are senior in right of payment) to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; provided that preferences on payments of dividends or distributions in preferred securities will not be deemed to constitute a restriction under the foregoing so long as the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make distributions on its Capital Stock;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements (including the Credit Agreement) as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment and transfer restrictions than those contained in those agreements on the Issue Date;

  (2)
  the indenture, the notes and the Subsidiary Guarantees;

  (3)
  applicable law;

  (4)
  any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of any instrument governing Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

  (5)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (6)
  any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition or other customary restrictions pursuant thereto;

  (7)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced, as determined in good faith by the Company;

  (8)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (9)
  customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements or other customary restrictions pursuant thereto;

  (10)
  any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (11)
  restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (12)
  any other agreement governing Indebtedness or Disqualified Stock or preferred securities of the Company or any Guarantor that is permitted to be incurred or issued by the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Securities"; provided, however, that such encumbrances or restrictions either (a) are not materially more restrictive, taken as a whole, than those contained in the indenture or the Credit Agreement as in effect on the Issue Date, or (b) in the good faith judgment of a responsible officer of the

    Company, would not reasonably be expected to have a material adverse effect on the Company's ability to make required payments on the notes; and

  (13)
  Hedging Contracts permitted from time to time under the indenture.

Merger, Consolidation or Sale of Assets

        Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

          (1)   either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person unless the Person formed by or surviving such consolidation or merger is a corporation satisfying such requirement so long as the Company is not a corporation;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to the supplemental indenture;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   in the case of a transaction involving the Company and not Finance Corp., either

    (a)
    the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction immediately after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities"; or

    (b)
    immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

          (5)   such Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture and the opinion shall state that the obligations under such supplemental indenture constitute the legal, valid and binding obligations of such Issuer; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner.

        Notwithstanding the restrictions described in the foregoing clauses (3) and (4), (i) any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company or (ii) the Company may consolidate or merge with or into a

Restricted Subsidiary of the Company, in each case, without the Company being required to comply with the preceding clauses (3) and (4) in connection with any such consolidation, merger or disposition.

        Notwithstanding the second preceding paragraph, the Company is permitted to reorganize as any other form of entity in accordance with the following procedures, provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5), a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

        Upon any consolidation or merger or any disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing, in which the Company is not the surviving entity, the surviving entity formed by such consolidation or into which the Company is merged or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the notes with the same effect as if such surviving entity had been named as such, and thereafter (except in the case of a lease of all or substantially all of the Company's properties or assets) the Company will be relieved of all obligations and covenants under the indenture and the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, in each case, other than any such transaction or series of transactions that does not involve consideration in excess of $5.0 million (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

  (2)
  the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or the Company's Conflicts Committee (or other committee serving a similar function).

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, severance, employee benefit, director or officer indemnification, equity award, equity option or equity appreciation or other compensation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto (including any of the foregoing for the benefit of employees, officers and directors of Affiliates of the Company);

  (2)
  transactions between or among any of the Company and its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or otherwise controls, such Person;

  (4)
  transactions effected in accordance with (a) the terms of agreements or arrangements in effect on the Issue Date, including the Services Agreement, the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement and the other agreements governing the Transactions, (b) any amendment or replacement of any of such agreements or (c) any agreements entered into hereafter that are similar to any of such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, either not materially less advantageous to the Company or not materially less favorable to the Holders than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a), respectively;

  (5)
  customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (6)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company, or receipt by the Company of capital contributions from holders of its Equity Interests, or payments to Affiliates with respect to Indebtedness of the Company or any Restricted Subsidiary in accordance with its terms, provided that the Affiliate is treated no more favorably than other holders of such Indebtedness;

  (7)
  Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments";

  (8)
  payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement as it may be amended, modified or supplemented from time to time, so long as any such amendment, modification or supplement is no less favorable to the Company in any material respect than the agreement prior to such amendment, modification or supplement;

  (9)
  (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (9) of the definition of "Permitted Liens" so long as any such transaction described in this clause (b), if involving aggregate consideration in excess of $50.0 million, has been approved by a majority of the disinterested members of the Board of Directors of the Company or the Conflicts Committee of the Company;

  (10)
  transactions between the Company and any Person, a director of which is also a director of the General Partner or, if applicable, the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a director of the General Partner or, if applicable, the Company on any matter involving such other Person;

  (11)
  any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the first paragraph of this covenant; and

  (12)
  in the case of contracts for supplies, raw materials, inventory or other goods or services or activities reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those that would reasonably be expected to be available from third parties on an arm's-length basis.

Designation of Restricted and Unrestricted Subsidiaries

        At the time the outstanding notes were originally issued, all of the Subsidiaries of the Company were Restricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will either be deemed to be an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities," either as "Permitted Debt" or pursuant to the first paragraph thereof with the Fixed Charge Coverage Ratio, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

        If, after the Issue Date, any Restricted Subsidiary of the Company that is not already a Guarantor (x) borrows, or guarantees any Indebtedness of either of the Issuers or any other Guarantors, under the Credit Agreement or (y) guarantees any Indebtedness of either of the Issuers or any other Guarantor under any other Credit Facility in excess of the De Minimis Amount, then that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph will be subject to the limitations and provisions, including the release provisions, described under "—Subsidiary Guarantees."

Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

        Finance Corp. may not incur Indebtedness unless (1) the Company or a Restricted Subsidiary is an obligor or a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or a Restricted Subsidiary, used to acquire outstanding debt securities issued by the Company or a Restricted Subsidiary or used to repay Indebtedness of the Company or a Restricted Subsidiary as permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Securities." Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Company will post on the Company website and furnish to the trustee for delivery to any of the Holders and Beneficial Owners of notes (by hard copy or internet access), in each case, within five Business Days of the date such filing would otherwise be required to be made with the Commission:

  (1)
  quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, prepared in all material respects in accordance with the rules and regulations applicable to such Forms, and, with respect to the annual information only, a report on the annual financial statements that would be required to be contained in a Form 10-K by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, would not be a Significant Subsidiary), then, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        The Company will be deemed to have furnished to the trustee and Holders and Beneficial Owners of notes the reports and information referred to above in this covenant if the Company has filed them with the Commission. For purposes of this covenant, the term "Company Website" means the collection of web pages that may be accessed on the internet using the URL address http://www.usacompression.com or such other address as the Company may from time to time designate in writing to the trustee, so long as the trustee, Holders and Beneficial Owners of notes, securities analysts and prospective investors are provided with access to such reports and information.

        Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee's receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers' certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company's compliance with this covenant or to determine whether such reports, information or documents have been posted on any website or filed with the Commission.

        In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act.

Covenant Suspension

        If at any time (a) the rating assigned to the notes by S&P and Moody's (or, if either of such entity (but not both) ceases to rate the notes for reasons outside of the control of the Company, the ratings assigned to the notes by any two of S&P, Moody's and any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency) is an Investment Grade Rating, (b) no Default or Event of Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an officers' certificate certifying to the matters specified in clauses (a) and (b) of this sentence as of the date of such certificate, the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales" and the following provisions of the indenture described under the caption "—Certain Covenants" will be suspended (collectively, the "Suspended Covenants") beginning on such date (the "Suspension Date") and continuing until the Reinstatement Date (defined below):

  •
  "—Restricted Payments,"

  •
  "—Incurrence of Indebtedness and Issuance of Preferred Securities,"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Transactions with Affiliates,"

  •
  "—Designation of Restricted and Unrestricted Subsidiaries,"

  •
  "—Business Activities," and

  •
  clause (4) of the first paragraph of "—Merger, Consolidation or Sale of Assets."

        However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control," and the following provisions of the indenture described above under the caption "—Certain Covenants":

  •
  "—Liens," (and to the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the period of time between (and including) the Suspension Date and the Reinstatement Date) (such period, a "Suspension Period"),

  •
  "—Merger, Consolidation or Sale of Assets" (other than clause (4) of the first paragraph of such covenant),

  •
  "—Additional Subsidiary Guarantees,"

  •
  "—Reports," and

  •
  The covenant respecting payments for consent described below in the last paragraph under the caption "—Amendment, Supplement and Waiver."

        No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. Thereafter, if either S&P or Moody's (or any rating agency substituted therefor as described above) withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Rating so that the notes do not have an Investment Grade Rating from both S&P and Moody's (or two of S&P, Moody's and any rating agency substituted therefor as described above), the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "—Restricted Payments" as though such covenants had been in effect during the entire period of time from which the notes were issued; provided that no Default or Event of Default shall be deemed to have occurred as a result of any failure to comply with any Suspended Covenant that occurs during any period during which such Suspended Covenants are not in effect. As a result, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

        The trustee will not have any obligation to monitor the ratings of the notes, the occurrence or dates of any Suspension Date, Suspension Period or Reinstatement Date and may rely conclusively on the officers' certificate referred to above. The trustee will not have any obligation to notify the Holders of the occurrence or dates of any Suspension Date, Suspension Period or Reinstatement Date or of the Suspended Covenants, but may provide a copy of such officers' certificate to any Holder of notes upon request.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default in the payment when due of interest on the notes, which default continues for 30 days;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by the Company to comply with the provisions described under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or to comply with its obligation to offer to repurchase notes when required and consummate such purchase pursuant to the terms described under the provisions described under "—Repurchase at the Option of Holders—Asset Sales" and "—Repurchase at the Option of Holders—Change of Control";

  (4)
  failure by the Company for 180 days after notice as provided below to comply with the provisions described under "—Certain Covenants—Reports;"

  (5)
  failure by the Company for 60 days after notice as provided below to comply with any of its other agreements in the indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

    provided, however, that if any such Payment Default is cured or waived, any such acceleration is rescinded or such Indebtedness is repaid, within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default caused by such Payment Default or acceleration of such Indebtedness shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

  (7)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with the terms of the indenture); and

  (9)
  certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company's Restricted Subsidiaries (other than Finance Corp.) that is a Significant Subsidiary or any group of its Restricted Subsidiaries (other than Finance Corp.) that, taken as a whole, would constitute a Significant Subsidiary of the Company.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture, with respect to Finance Corp., the Company, any Restricted Subsidiary (other than Finance Corp.) of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries (other than Finance Corp.) that, taken together, would constitute a Significant Subsidiary of the Company, all notes outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the notes outstanding at that time may declare all the notes to be due and payable immediately. However, default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the notes outstanding notify the Issuers and, in the case of a notice given by the holders, the trustee in writing of the default and the Issuers do not cure such default within the respective times specified in clauses (4) and (5) of this paragraph after receipt of such notice.

        The indenture will provide that, at any time after an acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the notes may rescind and cancel such acceleration and its consequences if:

  (1)
  the rescission would not conflict with any judgment or decree;

  (2)
  all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due other than by such declaration of acceleration, has been paid; and

  (4)
  the Issuers have paid the trustee its compensation and reimbursed the trustee for its expenses, disbursements and advances.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Holders of the notes may not enforce the indenture or the notes except as will be provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the notes outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

        The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the General Partner, the Company or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partners

        None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the notes outstanding and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"), except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to terminate their obligations under the caption "—Repurchase at the Option of Holders" and under all of the covenants that are described under the caption "—Certain Covenants" (other than the covenant described in the first paragraph under the caption "—Merger, Consolidation or Sale of Assets," except to the extent described below) and the operation of clause (3) through (8) under the caption "—Events of Default and Remedies" and the limitations described in clause (4) of the first paragraph under the caption "—Merger, Consolidation or Sale of Assets" ("Covenant Defeasance") and thereafter any failure to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient (which in the case of a deposit in whole or in part of non-callable Government Securities will be evidenced by the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants as to the sufficiency of such deposit) to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

  (a)
  the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the Issue Date, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner.

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest (which in the case of a deposit in whole or in part of non-callable Government Securities will be evidenced by the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants as to the sufficiency of such deposit), to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

  (2)
  in the case of clause (1)(b) above, no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the General Partner.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the notes outstanding issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the notes outstanding issued under the indenture including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the length of notice of optional redemption or provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or amend the contractual rights of Holders expressly set forth in the indenture to institute suit for the enforcement of any payment of principal of, or interest or premium, if any, on the notes on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) (other than payments required by one of the covenants described under the caption "—Repurchase at the Option of Holders");

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding paragraph, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes (provided, that the uncertificated notes are issued in registered form for purposes Section 163(f) of the Code);

  (3)
  to provide for the assumption of an Issuer's or a Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or Guarantor's properties or assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder in any material respect;

  (5)
  to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens";

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  (7)
  to add any additional Guarantor or otherwise provide for a guarantee of the notes or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case, as provided in the indenture;

  (8)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (9)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

  (10)
  to conform the text of the indenture or the notes to any provision of the "Description of Notes" contained in the offering memorandum relating to the offering of outstanding notes dated March 9, 2018; or

  (11)
  to provide for the reorganization of the Company as any other form of entity in accordance with the third paragraph of "—Certain Covenants—Merger, Consolidation or Sale of Assets."

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any cash consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders of the notes which so consent in the time frame set forth in solicitation documents relating to such consent; provided that the covenant in this paragraph shall not be breached if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are "qualified institutional buyers," within the meaning of Rule 144A, or non-U.S. persons, within the meaning of Regulation S.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Concerning the Trustee

        Wells Fargo Bank, National Association is the trustee under the indenture.

        If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the notes outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs.

        Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

        The exchange notes will be issued initially only in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the global notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream"), as indirect participants in DTC.

        The global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in registered, certificated form ("certificated notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations ("DTC participants") and to facilitate the clearance and settlement of transactions in those securities between DTC participants through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers (including the initial purchasers of the outstanding notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (collectively, the "indirect participants"). Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through the DTC participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the DTC participants and indirect participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

  (2)
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

        Investors in the global notes who are DTC participants may hold their interests therein directly through DTC. Investors in the global notes who are not DTC participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are DTC participants. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can only act on behalf of DTC participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of certificated notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of an Issuer, a Guarantor or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any DTC participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any DTC participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of the DTC participants or indirect participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant DTC participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the DTC participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the DTC participants or the indirect participants and will not be the responsibility of DTC, the trustee, the Guarantors or the Issuers. Neither the Issuers, the Guarantors nor the trustee will be liable for any delay by DTC or any of the DTC participants in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between DTC participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more DTC participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such DTC participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for certificated notes, and to distribute such notes to DTC participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for a certificated note in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

  (1)
  the Issuers deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuers within 90 days after the date of such notice from DTC;

  (2)
  the Issuers at their option, but subject to DTC's requirements, notify the trustee in writing that they elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or

  (3)
  there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the global notes for certificated notes.

        Beneficial interests in a global note may also be exchanged for certificated notes in the other limited circumstances permitted by the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures.

        Neither the Issuer, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any DTC participant or indirect participant in identifying the beneficial owners of interests in global notes, and the Issuers, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Exchange of Certificated Notes for Global Notes

        Certificated notes may not be exchanged for beneficial interests in any global note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, with respect to certificated notes in the manner described above under "—Methods of Receiving Payments on the Notes." The notes represented by the global notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a Business Day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness or Disqualified Stock of any other Person existing at the time such other Person was merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness or Disqualified Stock is incurred or issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness or Disqualified Stock which is extinguished, retired, cancelled or repaid in connection with such Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any properties or assets (including by way of a merger or consolidation or by way of a Sale and Leaseback Transaction); and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries;

provided, however, that, in the case of clause (1) or (2), the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will not constitute an "Asset Sale" but will be governed by the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any Asset Sales in any calendar year not to exceed $40.0 million in the aggregate;

  (2)
  a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory or accounts receivable in the ordinary course of business or the sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business (including, without limitation, unwinding or settling any Hedging Contracts);

  (6)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (7)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Certain Covenants—Liens" or a disposition in connection with any such Lien;

  (8)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (9)
  the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

  (10)
  dispositions of Capital Stock or Indebtedness of any Unrestricted Subsidiary; and

  (11)
  an Asset Swap.

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent, as determined in good faith by the Company, to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary provided, further, that any cash received must be applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" as if the Asset Swap were an Asset Sale.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Available Cash from Operating Surplus" means, with respect to any quarter:

  (a)
  the sum of (i) all cash and cash equivalents of the Company and its Restricted Subsidiaries on hand at the end of such quarter, and (ii) if the General Partner so determines, all or any portion of any additional cash and cash equivalents of the Company and its Restricted Subsidiaries on hand on the date the Company makes Restricted Payments with respect to such quarter resulting from Working Capital Borrowings made subsequent to the end of such quarter, less

  (b)
  the amount of any cash reserves established by the General Partner (or the Company's proportionate share of cash reserves in the case of Restricted Subsidiaries that are not wholly owned) to (i) provide for the proper conduct of the business of the Company and its

    Restricted Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Restricted Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for Restricted Payments in respect of future periods, up to the amount that the Company could distribute as Operating Surplus under the Partnership Agreement in respect of such period; provided, however, that disbursements made by the Company and its Restricted Subsidiaries or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash from Operating Surplus with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash from Operating Surplus, within such quarter if the General Partner so determines. Notwithstanding the foregoing, "Available Cash" with respect to the quarter in which the Liquidation Date (as defined in the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement) occurs and any subsequent quarter shall be zero.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, except that securities that a person has the right to acquire pursuant to a merger agreement, stock or unit purchase agreement, tender offer or exchange offer will not be deemed Beneficially Owned by such person until consummation of the transaction or series of transactions contemplated thereby. The terms "Beneficially Owns," "Beneficially Owned," and "Beneficial Ownership" have correlative meanings.

        "Board of Directors" means:

  (1)
  with respect to Finance Corp., its board of directors;

  (2)
  with respect to the Company, the Board of Directors of the General Partner (or any other Person serving a similar function for the Company) or any authorized committee thereof;

  (3)
  with respect to any other partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner, or in each case any duly authorized committee thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than debt securities that are convertible into any of the foregoing.

        For the avoidance of doubt, the Capital Stock of the Company includes its Common Units, Class B Units, Preferred Units (including additional Preferred Units issuable as in-kind distributions thereon) and general partner interests.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

  (3)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

  (4)
  certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any United States branch of a foreign bank, in each case, having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within one year after the date of acquisition;

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

  (8)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively, and in each case maturing within 24 months after the date of creation thereof.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Qualified Owner, in each case which occurrence is followed by a Rating Decline within 90 days thereafter;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company (except for cases in which any successor general partner of the Company is a Qualified Owner);

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) or group, other than a Qualified Owner, acquires Beneficial Ownership, directly or indirectly, of more than 50% of the aggregate voting power (through ownership of Capital Stock, contract or otherwise) to elect the members of the Board of Directors of the General Partner (or any other governing bodies or Persons performing similar functions as the Board of Directors of the General Partner as of the Issue Date, as a result of any transaction, restructuring, contractual arrangement or otherwise), or if the Company is no longer a partnership, the Board of Directors of the Company, which occurrence is followed by a Rating Decline within 90 days thereafter; or

  (4)
  in the event that the members of the Board of Directors of the Company become subject to election at set intervals, occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors by Persons who were not (i) directors of the General Partner on the date the members become so subject to election or (ii) nominated or appointed by the Board of Directors of the Company, which occurrence is followed by a Rating Decline within 90 days thereafter.

        Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned, directly or indirectly, the Voting Stock of the Company immediately prior to such transactions continue to Beneficially Own, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own, directly or indirectly, sufficient Equity Interests in such entity to elect a majority of the directors, managers, trustees or other persons serving in a similar capacity for such entity and, if applicable, its general partner and, in either case no "person," other than a Qualified Owner, Beneficially Owns, directly or indirectly, more than 50% of the Voting Stock of such entity.

        "Change of Control Offer" means, upon a Change of Control, an offer required to be made by the Company to repurchase all or any part of each Holder's notes on the terms set forth in the indenture.

        "Class B Units" has the meaning assigned to such term in the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Common Units" mean the common units of the Company, representing limited partner interests in the Company. For the avoidance of doubt, the term "Common Units" does not refer to or include (x) warrants to purchase Common Units or (y) Preferred Units or Class B Units, in each case, prior to their conversion into Common Units pursuant to the terms of the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement.

        "Compression Acquisition" means the acquisition by the Company of all of the outstanding limited liability company interests in CDM Resource Management LLC and CDM Environmental & Technical Services LLC pursuant to the Contribution Agreement.

        "Conflicts Committee" has the meaning assigned to such term in the Partnership Agreement, or any successor committee performing an equivalent role.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation and amortization, impairment and other non-cash items were deducted in computing such Consolidated Net Income; plus

  (4)
  unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (5)
  all extraordinary, unusual or non-recurring items of loss or expense and, without duplication, Transaction Costs; plus

  (6)
  any deferred or non-cash equity compensation or stock option or similar compensation expense, including all expense recorded for any equity appreciation rights plan in excess of cash payments for exercised rights, in each case during such period; plus

  (7)
  an amount equal to dividends or distributions paid during such period in cash to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, in each case, to the extent not already included in computing such Consolidated Net Income; minus

  (8)
  unrealized non-cash gains resulting from foreign currency balance sheet adjustments required by GAAP to the extent such gains were included in computing such Consolidated Net Income; minus

  (9)
  all extraordinary, unusual or non-recurring items of gain or revenue; minus

  (10)
  other non-cash items increasing such Consolidated Net Income (including, without limitation, provision for tax benefit) for such period, other than accruals of revenue or other items in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of preferred securities dividends, provided that:

  (1)
  the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of each of the Persons that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or any Restricted Subsidiary thereof;

  (2)
  the Net Income of any Restricted Subsidiary other than a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule, governmental regulation, loan agreement, indenture or other agreement applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of ASC-815 will be excluded;

  (5)
  any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

  (6)
  any asset (including goodwill) impairment or writedown on or related to non-current assets under applicable GAAP or Commission guidelines will be excluded.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, and determined on a pro forma basis in a manner consistent with the adjustments set forth in the definition of the "Fixed Charge Coverage Ratio" below.

        "consolidation" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "consolidated" has a correlative meaning to the foregoing.

        "Contribution Agreement" means the Contribution Agreement, dated as of January 15, 2018, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P. and ETC Compression, LLC, as contributor parties, and the Company, as acquiror, and Energy Transfer Equity, L.P. (solely for certain purposes therein).

        "Credit Agreement" means the Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, by and among the Company, USAC Leasing 2, LLC and USAC Opco 2, LLC, as guarantors, USA Compression Partners, LLC and USAC Leasing, LLC, as borrowers, the lenders and the others parties party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, indentures or debt issuances, in each case with banks or other institutional lenders or investors, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory), commercial paper, debt securities or letters of credit, in each case, as amended, restated, modified, or Refinanced (including Refinancing with any capital markets transaction) in whole or in part from time to time.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "De Minimis Amount" means a principal amount of Indebtedness equal to $10.0 million.

        "Designated Non-cash Consideration" means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers' certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final Stated Maturity of the notes, in each case except in exchange for Capital Stock of the Company (other than Disqualified Stock). Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption

"—Certain Covenants—Restricted Payments" and (b) any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

        For purposes of the covenant under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities," the "amount" or "principal amount" of any Disqualified Stock or preferred securities shall equal the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, in each case, exclusive of accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or preferred securities which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred securities as if such Disqualified Stock or preferred securities were redeemed, repaid or repurchased on the date on which the "amount" or "principal amount" thereof shall be required to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock or preferred securities could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or preferred securities as reflected in the most recent financial statements of such Person.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Issuance" means issuance by the Company of 19,191,351 Common Units and 6,397,965 new Class B Units to Energy Transfer Partners, L.P. to fund the Compression Acquisition.

        "Equity Offering" means (i) any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the completion of the Compression Acquisition; or (ii) any contribution to capital of the Company in respect of Capital Stock (other than Disqualified Stock) of the Company after the date of the completion of the Compression Acquisition, excluding in the case of clauses (i) and (ii), any sale to or contribution by any Subsidiary of the Company; provided, that, for the avoidance of doubt, the issuance or sale of the Company's Common Units, warrants to purchase Common Units, Class B Units and Preferred Units, in each case, on the date of the completion of the Compression Acquisition or otherwise in connection with the Transactions, shall not constitute an "Equity Offering" for the purposes of the indenture.

        "Equity Restructuring Transactions" mean (i) the acquisition by Energy Transfer Equity, L.P. and Energy Transfer Partners, L.L.C. (collectively, the "Purchasers") of (x) all of the outstanding limited liability company interests of the General Partner and (y) 12,466,912 Common Units, in each case, pursuant to the Purchase Agreement, dated as of January 15, 2018, by and among the Purchasers, USA Compression Holdings, LLC and R/C IV USACP Holdings, L.P. (solely for certain purposes therein) and Energy Transfer Partners, L.P. (solely for certain purposes therein) and (ii) the conversion of the general partner interests in the Company into a non-economic general partner interest and the cancellation of the IDRs held by the General Partner in exchange for the issuance of 8,000,000 Common Units pursuant to the Equity Restructuring Agreement, dated as of January 15, 2018, by and among Energy Transfer Equity, L.P., the General Partner and the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than (i) Indebtedness under the Credit Agreement, (ii) the notes and the Subsidiary Guarantees and (iii) intercompany Indebtedness) in existence on the Issue Date, until such amounts are repaid.

        "fair market value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $50.0 million or more and otherwise by an officer of the General Partner, which determination will be conclusive for all purposes under the indenture.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, issues, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving borrowings incurred for working capital purposes) or Disqualified Stock or a Restricted Subsidiary of such Person issues, repurchases or redeems preferred securities subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred securities, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries (or by any Person acquired by such Person or any of its Restricted Subsidiaries), including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four- quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have been realized or are reasonably expected in good faith to be realized within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (4)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        For purposes of this definition, (a) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the reference period; and

(b) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the reference period.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings but excluding write-offs of deferred financing costs or premiums paid in connection with a retirement of Indebtedness), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Disqualified Stock or preferred securities of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company,

in each case, on a consolidated basis and determined in accordance with GAAP.

        Furthermore, in calculating "Fixed Charges" for purposes of determining the "Fixed Charge Coverage Ratio":

  (a)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period;

  (b)
  if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period;

  (c)
  notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Contracts, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements (but if the remaining term of such Hedging Contract is less than 12 months, then such Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof); and

  (d)
  interest on Indebtedness referred to in clause (3) will be included only to the extent attributable to the portion of such Indebtedness that is so guaranteed by such Person or its Restricted Subsidiaries or so secured by a lien on the assets thereof (provided that the amount of such Indebtedness so secured will be the lesser of (a) the fair market value of such assets at the date of determination and (b) the amount of such Indebtedness).

        "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

        "General Partner" means USA Compression GP, LLC and its successors and permitted assigns as general partner of the Company.

        "Government Securities" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each of:

  (1)
  the Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors; and

  (2)
  any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person is released in accordance with the provisions of the indenture.

        "Hedging Contracts" means, with respect to any specified Person:

  (1)
  any interest rate swap agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement or interest rate collar agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates with respect to Indebtedness incurred;

  (2)
  any foreign exchange contract or similar currency protection agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in currency exchange rates; and

  (3)
  any other futures contract, swap, option or similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates, commodity prices or currency exchange rates.

        "Holder" means a Person in whose name a note is registered.

        "IDRs" mean the incentive distribution rights as defined in the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, without duplication and whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under such letters of credit issued for the account of such Person;

  (4)
  in respect of bankers' acceptances;

  (5)
  representing Capital Lease Obligations;

  (6)
  representing Attributable Debt in respect of Sale and Leaseback Transactions not involving a Capital Lease Obligation;

  (7)
  representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is delivered, except any such balance that constitutes an accrued expense or trade payable; and

  (8)
  representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased or discharged pursuant to the irrevocable deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness (and subject to no other Liens) and the other applicable terms of the instrument governing such indebtedness shall not constitute "Indebtedness." In addition, the term "Indebtedness" includes, with respect to any Person, all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (other than Indebtedness of an Unrestricted Subsidiary or Joint Venture of the specified Person to the extent secured by a Lien on or pledge of Equity Interests of such Unrestricted Subsidiary or Joint Venture as contemplated by clause (9) of the definition of "Permitted Liens"), whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term "Indebtedness" excludes:

  (i)
  any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on a final financial statement or report or the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets;

  (ii)
  accrued expenses and trade accounts payable arising in the ordinary course of business;

  (iii)
  any unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815);

  (iv)
  any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers' acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations (in each case other than an obligation for money borrowed); and

  (v)
  Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers such Person's or any of such Person's Restricted Subsidiaries' direct payment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

        The "amount" or "principal amount" of any Indebtedness outstanding as of any date will be, except as specified below, determined in accordance with GAAP:

  (1)
  in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness;

  (2)
  in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

  (3)
  in the case of any Capitalized Lease Obligation, the amount determined in accordance with the definition thereof;

  (4)
  in the case of other unconditional obligations (other than those specified in clauses (1) or (2) of the first paragraph of this definition), the amount of the liability thereof determined in accordance with GAAP;

  (5)
  in the case of other contingent obligations (other than those specified in clauses (1) or (2) of the first paragraph of this definition), the maximum liability at such date of such Person; and

  (6)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Independent Advisor" means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or, if either such rating agency ceases to rate the notes for reasons outside of the Company's control, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) trade receivables or advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in the indenture, the amount of any Investment shall be its fair market value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Issue Date" means March 23, 2018.

        "Joint Venture" means a partnership or joint venture of the Company or any Restricted Subsidiary that is not a Restricted Subsidiary of the Company.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Make-Whole Premium" means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at April 1, 2021 (such redemption price being set forth in the table appearing under the caption "—Optional Redemption") plus (ii) any required interest payments due on such note through April 1, 2021 (in each case except for accrued and unpaid interest at such time), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred securities dividends, excluding, however:

  (1)
  any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

  (2)
  any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

  (2)
  taxes paid or payable, or taxes required to be accrued as a liability under GAAP, as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

  (3)
  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

  (4)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

  (5)
  all distributions and other payments required to be made to minority interest holders in the Subsidiaries or Joint Ventures that are the subject of such Asset Sale.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) except for Customary Recourse Exceptions or (b) is directly or indirectly liable as a guarantor or otherwise;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except for Customary Recourse Exceptions or except as contemplated by clause (9) of the definition of "Permitted Liens."

        For purposes of determining compliance with the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities" above, in the event that any Non-Recourse Debt of any of the Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Operating Surplus" has the meaning assigned to such term in the Partnership Agreement in the form attached as Exhibit B to the Contribution Agreement.

        "pari passu Indebtedness" means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the notes or such Guarantor's Subsidiary Guarantees, as applicable.

        "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of the date of the completion of the Compression Acquisition, in the form attached as Exhibit B to the Contribution Agreement and as such may be further amended, modified or supplemented from time to time.

        "Permitted Business" means either (1) the business conducted by the Company and its Restricted Subsidiaries as of the Issue Date, (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code, or (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) or (2) of this definition.

        "Permitted Business Investments" means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture; provided that:

  (1)
  either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities" above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under "—Certain Covenants—Restricted Payments") not previously expended at the time of making such Investment; provided that the amount of any such Investment pursuant to this clause (b) will reduce the amount of Incremental Funds;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) at the time such Investment is made, could be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities;" and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

  (1)
  any Investment in the Company (including, without limitation, through purchases of notes) or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company, or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or (b) pursuant to clause (11) of the items deemed not to be Asset Sales under the definition of "Asset Sale";

  (5)
  any Investment in any Person solely in exchange for the issuance of, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company (other than Disqualified Stock) in respect of or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided, however, that such amounts are not included in Available Cash from Operating Surplus or Incremental Funds;

  (6)
  any Investments received (a) in compromise of or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (ii) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

  (8)
  Permitted Business Investments;

  (9)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (10)
  loans or advances to officers, directors or employees of the Company or its Affiliates made in compliance with law and in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and otherwise in compliance with the covenant described under the caption "—Certain Covenants—Transactions with Affiliates" in an amount not to exceed $10.0 million outstanding at any one time, in the aggregate;

  (11)
  any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation or performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

  (12)
  Investments that are in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

  (13)
  guarantees of performance of operating leases or other obligations (other than Indebtedness) arising in the ordinary course of business;

  (14)
  Investments of a Restricted Subsidiary existing on the date such entity became a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenants described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (15)
  repurchases of or other Investments in the notes;

  (16)
  Guarantees of Indebtedness of the Company or any Subsidiary permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities"; and

  (17)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, do not exceed the greater of (a) $50.0 million or (b) 3.0% of the Company's Consolidated Net Tangible Assets determined at the time of such Investment.

        "Permitted Liens" means:

  (1)
  Liens securing Indebtedness under the Credit Agreement or any other Credit Facilities permitted in each case to be incurred under clause (1) of the definition of Permitted Debt;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person (a) becomes a Restricted Subsidiary of the Company or (b) is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that in each of clause (a) and (b), such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of such Restricted Subsidiary or the Person merged into or consolidated with the Company or the Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, improvements thereon, accessions thereto or proceeds thereof;

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation;

  (6)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired, leased, improved, constructed or repaired in the ordinary course of business; provided that:

            (a)   the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and (b) such Liens are created within 360 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (7)
  Liens existing on the Issue Date (other than Liens securing the Credit Agreement);

  (8)
  Liens incurred in the ordinary course of business (a) to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature, or (b) in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (10)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities;"

  (11)
  Liens securing Obligations of the Issuers or any Guarantor under the notes or the Subsidiary Guarantees, as the case may be;

  (12)
  Liens to secure Obligations under Hedging Contracts of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

  (13)
  Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

  (14)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (15)
  any attachment or judgment Lien that does not constitute an Event of Default so long as any appropriate legal proceedings that may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

  (16)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

  (17)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (18)
  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

  (19)
  statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

  (20)
  Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuers in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Issuers or any Restricted Subsidiary to provide collateral to the depository institution;

  (21)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuers or any Restricted Subsidiary on deposit with or in possession of such bank;

  (22)
  Liens arising under the indenture in favor of the trustee thereunder for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

  (23)
  Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under the caption "—Certain Covenants—Restricted Payments;"

  (24)
  other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (24) does not exceed the greater of (a) $50.0 million and (b) 3.0% of the Company's Consolidated Net Tangible Assets as of the date of incurrence; and

  (25)
  any Lien renewing, replacing, extending, refinancing or refunding a Lien permitted by this definition under clauses (2) through (23) and this clause (25), provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

        In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

        "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries or any preferred securities of any Restricted Subsidiary of the Company issued in a Refinancing of other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries or preferred securities of any Restricted Subsidiary of the Company (other than intercompany Indebtedness), provided that:

  (1)
  the principal amount (or accreted amount, as applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or Disqualified Stock or preferred securities being Refinanced (plus all accrued and unpaid interest on the Indebtedness or accrued and unpaid dividends on preferred securities and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness (a) has a final maturity date no earlier than the earlier of (i) the final maturity of the Indebtedness or Disqualified Stock or preferred securities being Refinanced or (ii) 91 days after the final maturity of the notes, and (b) has a Weighted Average Life to Maturity either (i) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or preferred securities being Refinanced or (ii) longer than the Weighted Average Life to Maturity of the notes;

  (3)
  if the Indebtedness being Refinanced is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being Refinanced or shall be Disqualified Stock or preferred securities of the obligor on the Indebtedness being refinanced;

  (4)
  such Indebtedness or Disqualified Stock is not incurred by a Restricted Subsidiary of the Company (other than Finance Corp. or a Guarantor) if the Company or a Guarantor is the issuer or other primary obligor on the Indebtedness or Disqualified Stock being Refinanced;

  (5)
  if any preferred securities being Refinanced were not Disqualified Stock of the Issuers or a Guarantor, the Permitted Refinancing Indebtedness shall not be Disqualified Stock of the Issuers or a Guarantor; and

  (6)
  if any preferred securities being Refinanced were preferred securities of a Restricted Subsidiary, the Refinancing Indebtedness shall be preferred securities of such Restricted Subsidiary.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to clause (1) of the definition of Permitted Debt shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of "Permitted Refinancing Indebtedness."

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "preferred securities" of any Person means any Capital Stock of any class or classes (however designated) of such Person that has preferential rights to any other Capital Stock of any class of such

Person with respect to dividends or redemptions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

        "Preferred Units" mean the Series A Perpetual Preferred Units of the Company.

        "Qualified Owners" means (i) Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and their respective direct or indirect wholly-owned Subsidiaries, (ii) any Related Person of a Person referred to in clause (i) of this definition and (iii) the Company and its Restricted Subsidiaries. Any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) or group whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to the provisions under the caption "—Repurchase at the Option of Holders—Change of Control" is not required to be) made in accordance with the requirements of the indenture will thereafter, together with its Affiliates and Related Persons, constitute an additional Qualified Owner.

        "Rating Category" means:

  (1)
  with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

  (2)
  with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Rating Decline" means a decrease in the rating of the notes by either of Moody's or S&P (or, if either of such entity ceases to rate the notes for reasons outside of the control of the Company, by any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2, and 3 for Moody's, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

        "Refinance" means, in respect of any Indebtedness, Disqualified Stock or preferred securities, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue Indebtedness, Disqualified Stock or preferred securities in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness, Disqualified Stock or preferred securities in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the notes, dated as of the Issue Date, among the Issuers, the Guarantors and the initial purchasers with respect to the issuance of the notes on the Issue date.

        "Related Person" means, with respect to any Person:

  (1)
  any controlling stockholder, controlling member or general partner; or

  (2)
  any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Qualified Owner and/or such other Person referred to in the immediately preceding clause (1).

        "Reporting Default" means a Default described in clause (4) under "—Events of Default and Remedies."

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company. Unless specified otherwise, references herein to a Restricted Subsidiary refer to a Restricted Subsidiary of the Company.

        "Services Agreement" means that certain Services Agreement by and among the Company, the General Partner and USA Compression Management Services, LLC, dated as of January 1, 2013, as amended prior to, and in effect on, the Issue Date.

        "S&P" refers to S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuers or a Restricted Subsidiary of any real property or tangible personal property, whether owned by the Issuers or any Restricted Subsidiary at the Issue Date or later acquired, which property has been or is to be sold or transferred by the Issuers or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt" means:

  (1)
  all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

  (2)
  any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (1)
  any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Subsidiaries; or

  (2)
  any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Subsidiary Guarantee" means any guarantee by a Guarantor of the Issuers' Obligations under the indenture and on the notes.

        "Transactions" mean, collectively, the Compression Acquisition, the Equity Issuance, the issuance of the Preferred Units and warrants to purchase Common Units to finance the Compression Acquisition, and the Equity Restructuring Transactions.

        "Transaction Costs" means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Company or any Restricted Subsidiary in connection with any incurrence of Indebtedness or Disqualified Stock or any issuance of other equity securities or any Refinancing thereof.

        "Treasury Rate" means, as of any redemption date, the yield to maturity at such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2021; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to April 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  except to the extent permitted by subclause (2)(b) of the definition of "Permitted Business Investments," has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Securities," or "—Certain Covenants—Liens," the Company will be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person (or, if such Person is a limited partnership, such Person or its general partner, as applicable) that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person (or, if such Person is a limited partnership, its general partner).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or preferred securities at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to preferred securities) redemption or similar payment, including payment at final maturity, in respect of the Indebtedness or preferred securities, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to the General Partner and limited partners of the Company, made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of the outstanding notes for the exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of the exchange notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Some holders, including financial institutions, dealers in securities or currencies, traders that mark to market, former citizens or long-term residents of the United States, persons who hold their outstanding notes as part of a hedge, straddle or conversion transaction, insurance companies, regulated investment companies, real estate investment trusts, entities treated as partnerships for U.S. federal income tax purposes and holders of interests therein, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, or tax-exempt entities may be subject to special rules not discussed below.

        We believe that the exchange of the outstanding notes for the exchange notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of an exchange note in exchange for an outstanding note in the exchange, and the holder's basis and holding period in the exchange note will be the same as its basis and holding period in the corresponding outstanding note immediately before the exchange.

        We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder's outstanding notes for exchange notes, including the applicability and effect of any foreign, state, local or other tax laws or U.S. federal estate or gift tax considerations.

 PLAN OF DISTRIBUTION

        You may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the exchange notes in the exchange offer in the ordinary course of your business;

  •
  you do not have, and to your knowledge, no one receiving exchange notes from you has, any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act);

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes, where such outstanding notes were acquired as a result of market-making activities or other trading activities.

        If you wish to receive exchange notes in exchange for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "—When We Will Issue Exchange Notes—Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such exchange notes.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the exchange notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

        Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any exchange notes by broker-dealers.

        We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain matters with respect to the validity of the exchange notes will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

  Independent registered public accounting firm—Partnership

        The consolidated financial statements of USA Compression Partners, LP as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, as filed in the Form 10-K on February 13, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        On April 2, 2018 USA Compression Partners, LP entered into a series of transactions which resulted in a change of control. For accounting purposes, USA Compression Partners, LP was determined to be the acquired entity. As such, the historical financial statements incorporated by reference from the Form 10-Q for June 30, 2018 and the Form 10-Q for September 30, 2018 of USA Compression Partners, LP do not reflect the financial statements of the legal entity named USA Compression Partners, LP for periods prior to April 2, 2018. Rather the pre-acquisition periods incorporated by reference from the Form 10-Q for June 30, 2018 and the Form 10-Q for September 30, 2018 of USA Compression Partners, LP reflect the historical combined financial statements of CDM Resource Management LLC and CDM Environmental & Technical Services LLC (together, the "CDM Compression Business").

  Independent registered public accounting firm—CDM

        The combined financial statements of the CDM Compression Business as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LETTER OF TRANSMITTAL

to Tender
Outstanding Unregistered 6.875% Senior Notes due 2026
of

USA COMPRESSION PARTNERS, LP
USA COMPRESSION FINANCE CORP.

Pursuant to the Exchange Offer and Prospectus dated December 6, 2018

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 8, 2019 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS (AS DEFINED BELOW).

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

Wells Fargo Bank, N.A.
MAC N9300-070
600 South Fourth Street
Minneapolis, Minnesota 55402
Attn: Corporate Trust Operations

FACSIMILE TRANSMISSION: 1-877-407-4679
CONFIRM BY TELEPHONE: 1-800-344-5128

        If you wish to exchange currently outstanding unregistered 6.875% Senior Notes due 2026 ("outstanding notes") for an equal aggregate principal amount of registered 6.875% Senior Notes due 2026 ("exchange notes") pursuant to the exchange offer, you must validly tender (and not withdraw) outstanding notes to the Exchange Agent prior to the Expiration Date.

        The undersigned hereby acknowledges receipt of the prospectus, dated December 6, 2018 (the "Prospectus"), of USA Compression Partners, LP and USA Compression Finance Corp. (collectively, the "Issuers"), and this letter of transmittal (the "Letter of Transmittal"), which together describe the Issuers' offer (the "Exchange Offer") to exchange the outstanding notes for a like principal amount of the exchange notes that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall give notice of any extension to the Exchange Agent by oral (promptly confirmed in writing) or written notice and to each registered holder of the outstanding notes by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the outstanding notes. Tender of outstanding notes is to be made according to the Automated Tender Offer Program ("ATOP"), of the Depository Trust Company ("DTC"), pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your outstanding notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your outstanding notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

          (1)   By tendering outstanding notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          (2)   By tendering outstanding notes in the Exchange Offer, you represent and warrant that you have full authority to tender the outstanding notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of outstanding notes.

          (3)   You understand that the tender of the outstanding notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

          (4)   By tendering outstanding notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the exchange notes issued in exchange for the outstanding notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased outstanding notes exchanged for such exchange notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such exchange notes.

          (5)   By tendering outstanding notes in the Exchange Offer, you hereby represent and warrant that:

    (a)
    the exchange notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

    (b)
    neither you nor, to your knowledge, any other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such exchange notes and you are not engaged and do not intend to engage in the distribution (within the meaning of the Securities Act) of such exchange notes;

    (c)
    you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

    (d)
    if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such exchange notes.

          You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your outstanding notes registered in the shelf registration statement described in the registration rights agreement, dated as of March 23, 2018 (the "Registration Rights Agreement"), by and among the Issuers, the initial guarantors party thereto and J.P. Morgan Securities LLC and Barclays Capital Inc. as representatives of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at 100 Congress Avenue, Suite 450, Austin, Texas 78701, Attention: Christopher W. Porter. By making such election, you agree, as a holder of outstanding notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the guarantors, and their respective directors, each of the officers of the Issuers and the guarantors who signs such shelf registration statement, and each person who controls the Issuers or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

          (6)   If you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering outstanding notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

          (7)   If you are a broker-dealer and outstanding notes held for your own account were not acquired as a result of market-making or other trading activities, such outstanding notes cannot be exchanged pursuant to the Exchange Offer.

          (8)   Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

 INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

  1.
  Book-Entry Confirmations

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of outstanding notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

  2.
  Partial Tenders

        Tenders of outstanding notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of outstanding notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all outstanding notes is not tendered, then outstanding notes for the principal amount of outstanding notes not tendered and exchange notes issued in exchange for any outstanding notes accepted will be delivered to the holder via the facilities of DTC promptly after the outstanding notes are accepted for exchange.

  3.
  Validity of Tenders

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered outstanding notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any outstanding notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

  4.
  Requests for Assistance or Additional Copies

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

  5.
  Withdrawal

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

  6.
  No Guarantee of Late Delivery

        There is no procedure for guarantee of late delivery in the Exchange Offer.

PROSPECTUS

USA COMPRESSION PARTNERS, LP
USA COMPRESSION FINANCE CORP.

Offer to Exchange
$725,000,000 6.875% Senior Notes due 2026
that have been registered under the Securities Act of 1933
for any and all outstanding 6.875% Senior Notes due 2026

December 6, 2018